[LETTERHEAD OF SCIENTIGO]

Investor Relations:
Vince Buczek
Market Central, Inc
(301) 751-1457
vbuczek@scientigo.com

    MARKET CENTRAL (d.b.a. Scientigo(R)) ANNOUNCES LICENSE AGREEMENT OF ITS
                INTELLIGENT DOCUMENT RECOGNITION (IDR) SOLUTION

 Scientigo(R) IDR is a next generation technology that accelerates the business process through intelligent automation solutions

Charlotte, NC - March 23, 2005 - Market Central, Inc. (OTC BB: MKTE), (d.b.a. Scientigo), the world's leader in intelligent Business Process Automation solutions, today announced an initial licensing agreement for its IDR software solution to Digital Convergence Partners, Inc. (DCPi).

Scientigo(R) will provide its IDR solution to DCPi for data extraction from image files of paper documents uploaded to an Internet portal to facilitate content search and retrieval. Scientigo's(R) IDR solution significantly reduces labor time and costs for document processing by automating the verification and data extraction process through the use of advanced artificial intelligence algorithms that get smarter with usage through machine learning.

Matthew Dedes, President and CEO of DCPi commented, "We, at Digital Convergence Partners Inc. (DCPi), have selected Scientigo's(R) IDR application to integrate and enhance our offerings for effective and economical content management services. The vision of DCPi(TM) is to provide a fully comprehensive range of document management services comparable to those offered by large scale service companies, but at a more competitive price, while still delivering the highest degree of accuracy, quality, and personal attention to our customer's individual needs."

"With DCPi's extensive knowledge of the industry we are extremely excited that they have chosen Scientigo(R) to provide our state of the art automated intelligent data capture solution. This relationship validates the market demand and acceptance for our technology and next generation products. As we partner with, and license our solutions to, leading organizations we feel confident that

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our technology and solutions will soon become an industry standard and an implementation imperative for organizations wishing to stay ahead of competition." stated, Doyal Bryant, CEO of Scientigo.

About DCPi(TM)
Based in Temecula, California, DCPi(TM) provides a complete suite of services to small and medium companies. The services include digital document conversion from a wide range of physical formats; highly sophisticated metadata and index extraction; and hosting of digital documentation in a personalized format on our secure Internet portal. Its services include development of codification and taxonomy standards, in-house and remote image conversion, manual and intelligent document recognition indexing, as well as application and database development for customized document management repositories.


About Market Central

Scientigo(R) is the world's leader in intelligent business process automation, specializing in solutions that enable businesses to efficiently read, store, categorize and retrieve information with state-of-the-art technologies. For these technologies, Scientigo(R) holds multiple valuable patents in its Intellectual Property portfolio. Scientigo(R) continues to invest in the enhancement of these Intellectual Property assets, development of new additions to the portfolio, and evaluation of related acquisitions. As part of the strategic decision to leave the call center business and focus on next generation knowledge management tools in such areas as search, intelligent document recognition and online collaboration software, Scientigo(R) has acquired technologies that combined have had over $20 million invested over 45 man-years of development. For more information, please visit us on the Web at www.scientigo.com

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This news release may contain forward-looking statements. Forward-looking statements are indicated by words such as "expects," "intends," "anticipates," "believes" and similar expressions. Our ability to achieve the results anticipated in such forward-looking statements is subject to risks and uncertainties, including, without limitation, the potential interest of third parties in our intellectual property portfolio, any potential growth of our company, our ability to successfully maximize the value of our intellectual property assets, in addition to general economic conditions, operating results, market acceptance of our solutions and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission. These forward-looking statements are made in accordance with "safe harbor" provided by the Private Securities Litigation Reform Act of 1995 and no assurance can be given that the future results that are the subject of such forward-looking statements will be achieved. The Company undertakes no obligation to publicly update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.